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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) - JULY 31, 2000


                                    TXU CORP.

             (Exact name of registrant as specified in its charter)



           TEXAS                      1-12833                  75-2669310
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
     of incorporation)                                    Identification Number)




            ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS 75201-3411 (Address of principal executive offices, including zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE - (214) 812-4600


--------------------------------------------------------------------------------

ITEM 5.   OTHER EVENTS.

TXU Corp. ("TXU"), a multinational energy services company with interests in the United States, Europe and Australia, today announced record financial results for the second quarter and 12 months ended June 30, 2000.

Earnings for the second quarter of 2000 were $0.87 per share of common stock on record revenues of $4.6 billion (an increase of 23 percent) and record net income of $227 million. This compares to $0.35 per share for the second quarter of 1999. Excluding non-recurring items discussed below, operating earnings for the second quarter of 2000 were $0.67 per share of common stock compared to $0.52 per share for the same period in 1999, a 29 percent increase.

Earnings for the quarter reflect continued strong revenue growth, cost controls and significant mitigation of potentially stranded costs (as discussed below) from the U.S. Electric segment. Contribution from Australian operations improved significantly as a result of integration of natural gas operations and the additions of the only gas storage facility in Victoria in 1999 and 1,280 MW of generating capacity in South Australia in May 2000. TXU Europe continued to perform well in spite of the network rate reductions implemented April 1, 2000.

Earnings per share for both the quarter and 12 months ended benefited from TXU's common stock repurchase program. TXU has repurchased over $400 million or 12.7 million shares of common stock this year, bringing total repurchases under the $1.6 billion program to more than 24.6 million shares since 1995. Over $700 million remains under the program.

Earnings for the 12 months ended June 30, 2000 were $4.13 per share of common stock on record revenues of $18.3 billion (an increase of 6 percent) and record net income of $1.1 billion. This compares to $2.88 per share for the prior-year period. Excluding non-recurring items, earnings for the current 12-month period were $3.60 per share of common stock compared to $2.92 per share in the prior-year period, a 23 percent increase.

Earnings for the 12 months ended June 30, 2000 reflect continued strong contribution from U.S. Electric operations. The results also include significant improvements from the U.S. Gas and Australia segments. The U.S. Gas segment, in spite of very mild winter weather, improved results due to its revenue enhancement program and continued cost control efforts. TXU Australia's significantly improved contribution resulted from the same factors as the quarter improvement. TXU Europe provided increased contribution in spite of lower wholesale electricity prices in the first quarter and the network rate reduction implemented April 1, 2000.

Quarter and 12 months ended June 30, 2000 results were affected by non-recurring restructuring costs in Europe, primarily associated with the implementation of the innovative "24-Seven" joint venture to operate TXU Europe's United Kingdom electric distribution network with that of London Electricity, a gain on the sale of the UK metering business, and a gain on the sale of substantially all of the assets of TXU Processing in Texas. Current 12 months ended results were also affected by a gain on the sale of TXU's 20 percent interest in the partnerships that operate PrimeCo Personal Communications LP's Texas business in the fourth quarter of 1999.

Quarter and 12 months ended June 30, 1999 results were affected by the cost of a fuel reconciliation settlement refund in Texas and non-recurring integration and acquisition-related costs in Australia. The 12-month period was also affected by a non-recurring gain from TXU Europe's renegotiation of a long-term gas contract in the fourth quarter of 1998.

For the quarter ended June 30, 2000, U.S. Electric accelerated nuclear mitigation was $151 million ($51 million related to transmission and distribution depreciation transfer and $100 million to reduce earnings to the earnings cap). For the 12 months ended June 30, 2000, accelerated nuclear mitigation was $381 million ($198 million related to transmission and distribution depreciation transfer and $183 million to reduce earnings to the earnings cap). Nuclear mitigation recorded since January 1998, which reduces potentially stranded costs, exceeds $1.6 billion.

                                    TXU CORP.
                                  DALLAS, TEXAS

                        SUMMARY OF CONSOLIDATED EARNINGS
                                   (UNAUDITED)

2ND QTR ENDED JUNE 30                         2000                1999
                                              ----                ----

  Operating Revenues                         $4,592,000,000      $3,729,000,000

  Consolidated Net Income                     A$227,000,000        B$99,000,000

  Average Number of Shares of                   263,100,000         280,500,000
Common Stock Outstanding

  Basic and Diluted Earnings Per Share        $0.87               $0.35


12 MONTHS ENDED JUNE 30

  Operating Revenues                        $18,289,000,000     $17,197,000,000

  Consolidated Net Income                   C$1,124,000,000       D$811,000,000

  Average Number of Shares of                   271,800,000         281,400,000
Common Stock Outstanding

  Basic and Diluted Earnings Per Share        $4.13               $2.88


A - INCLUDES NET POSITIVE NON-RECURRING GAINS AND COSTS OF APPROXIMATELY $50 MILLION (AFTER TAX). [THIS INCLUDES NON-RECURRING GAINS AND RESTRUCTURING RELATED COSTS AT TXU EUROPE AND A GAIN ON THE SALE OF TXU PROCESSING.]

B - INCLUDES NON-RECURRING COSTS OF APPROXIMATELY $48 MILLION (AFTER TAX). [THIS INCLUDES A FUEL RECONCILIATION SETTLEMENT AT TXU ELECTRIC AND ACQUISITION AND INTEGRATION RELATED COSTS AT TXU AUSTRALIA REPORTED IN THE SECOND QUARTER OF 1999.]

C - INCLUDES NET POSITIVE NON-RECURRING GAINS AND COSTS OF APPROXIMATELY $145 MILLION (AFTER TAX). [THIS INCLUDES ITEMS IN "A" ABOVE AND A FOURTH QUARTER 1999 GAIN ON THE SALE OF TXU'S 20% INTEREST IN THE PARTNERSHIPS THAT OPERATE PRIMECO PERSONAL COMMUNICATIONS LP.]

D - INCLUDES NET NEGATIVE NON-RECURRING COSTS AND GAINS OF APPROXIMATELY $10 MILLION (AFTER TAX). [THIS INCLUDES ITEMS IN "B" ABOVE AND A FOURTH QUARTER 1998 TXU EUROPE GAIN ON RENEGOTIATION OF A GAS SUPPLY CONTRACT.]


TXU CORP. AND SUBSIDIARIES


                                                                       FINANCIAL AND OPERATING REPORT
                                                                     FOR THE PERIODS ENDED JUNE 30, 2000

STATEMENTS OF CONSOLIDATED INCOME
(Unaudited)
                                                             Three Months Ended             Twelve Months Ended
                                                                   June 30,                        June 30,
                                                           ---------------------    %      -----------------------    %
                                                              2000       1999     Change      2000         1999     Change
                                                           ---------- ---------- --------  ----------- ----------- --------
                                                             Millions of Dollars             Millions of Dollars
OPERATING REVENUES........................................  $  4,592   $  3,729     23.1    $  18,289   $  17,197      6.3
                                                           ---------- ---------- --------  ----------- ----------- --------
OPERATING EXPENSES
  Energy purchased for resale and fuel consumed...........     2,902      1,989     45.9       10,429       9,551      9.2
  Operation and maintenance...............................       658        706     (6.8)       3,322       2,957     12.3
  Depreciation and other amortization.....................       257        306    (16.0)       1,050       1,168    (10.1)
  Goodwill amortization...................................        48         49     (2.0)         194         178      9.0
  Taxes other than income.................................       159        158      0.6          644         646     (0.3)
                                                           ---------- ---------- --------  ----------- ----------- --------
    Total operating expenses..............................     4,024      3,208     25.4       15,639      14,500      7.9
                                                           ---------- ---------- --------  ----------- ----------- --------
OPERATING INCOME..........................................       568        521      9.0        2,650       2,697     (1.7)

OTHER INCOME (DEDUCTIONS) - NET...........................       121        (22)       -          423          49        -
                                                           ---------- ---------- --------  ----------- ----------- --------
INCOME BEFORE INTEREST, OTHER CHARGES
  AND INCOME TAXES........................................       689        499     38.1        3,073       2,746     11.9
                                                           ---------- ---------- --------  ----------- ----------- --------
INTEREST INCOME...........................................        31         30      3.3          139         167    (16.8)

INTEREST EXPENSE AND OTHER CHARGES
  Interest................................................       368        361      1.9        1,470       1,510     (2.6)
  Distributions on preferred securities of subsidiary
    trust of TXU Europe...................................         4          -        -            5           -        -
  Distributions on mandatorily redeemable, preferred
    securities of subsidiary trusts, each holding solely
    junior subordinated debentures of the obligated
    company:
      TXU Corp. obligated.................................         8          3        -           25           9        -
      Subsidiary obligated................................        19         20     (5.0)          78          78        -
  Preferred stock dividends of subsidiaries...............         3          3        -           14          14        -
  Allowance for borrowed funds used during construction
    and capitalized interest..............................        (3)        (3)       -           (9)        (10)   (10.0)
                                                           ---------- ---------- --------  ----------- ----------- --------
    Total interest expense and other charges..............       399        384      3.9        1,583       1,601     (1.1)
                                                           ---------- ---------- --------  ----------- ----------- --------
INCOME BEFORE INCOME TAXES................................       321        145        -        1,629       1,312     24.2

INCOME TAX EXPENSE........................................        94         46        -          505         501      0.8
                                                           ---------- ---------- --------  ----------- ----------- --------
NET INCOME................................................  $    227   $     99    129.3    $   1,124   $     811     38.6
                                                           ========== ========== ======== ============ =========== ========

Average shares of common stock outstanding (millions).....       263        280     -6.1%         272         281     -3.2%

Per share of common stock:
  Basic and diluted earnings..............................     $0.87      $0.35    148.6%       $4.13       $2.88     43.4%
  Dividends declared......................................     $0.60     $0.575      4.3%      $2.375      $2.275      4.4%

---------------------------------------------------------------------------------------------------------------------------


Reference is made to the Notes to Financial Statements contained in the Annual Report on Form 10-K of TXU Corp. and Subsidiaries (TXU Corp.), all Quarterly Reports to the Securities and Exchange Commission on Form 10-Q and on the following pages of this report.


-------------------------------------------------------------------------------------------------------
TXU CORP. AND SUBSIDIARIES
OPERATING AND FINANCIAL STATISTICS
PERIODS ENDED JUNE 30, 2000 AND 1999

                                                              Three Months           Twelve Months
                                                       ------------------------- ----------------------
                                                           2000         1999        2000       1999*
                                                       ------------- ----------- ---------- -----------
OPERATING STATISTICS
SALES VOLUMES
Electric (gigawatt-hours):
  Residential.........................................       11,572      12,146     53,795      54,139
  Commercial and industrial...........................       20,237      22,092     81,568      86,772
  Other electric utilities............................        1,139       1,042      3,487       4,101
                                                       ------------- ----------- ---------- -----------
    Total electric....................................       32,948      35,280    138,850     145,012
                                                       ============= =========== ========== ===========
Gas (billion cubic feet):
  Residential.........................................           26          27        139         124
  Commercial and industrial...........................           31          29        155         147
Pipeline transportation (billion cubic feet)..........          133         131        554         565
US energy trading and marketing:
  Gas (billion cubic feet)............................          306         241      1,136       1,208
  Electric (gigawatt-hours)...........................        6,836         773     15,254      11,418
UK wholesale energy sales:
  Gas (billion cubic feet)............................          242          96        666         335
  Electric (gigawatt-hours)...........................       33,263      17,694     94,889      76,106
-------------------------------------------------------------------------------------------------------
CUSTOMERS (end of period & in thousands)
  Electric............................................                               5,872       6,314
  Gas.................................................                               2,536       2,583
  Telephone access lines..............................                                 167         108
-------------------------------------------------------------------------------------------------------
OPERATING REVENUES (millions of dollars)
Electric:
  Residential.........................................   $      828    $    881   $  3,816    $  3,900
  Commercial and industrial...........................          872         946      3,577       4,065
  Other electric utilities............................           54          30        138         104
  US fuel (including over/under-recovered)............          577         371      1,915       1,659
  Transmission service................................           41          34        164         133
  Other...............................................          132         170        689         734
                                                       ------------- ----------- ---------- -----------
    Subtotal..........................................        2,504       2,432     10,299      10,595
  Earnings in excess of earnings cap..................         (100)          -       (192)          -
                                                       ------------- ----------- ---------- -----------
    Total electric....................................        2,404       2,432     10,107      10,595
                                                       ------------- ----------- ---------- -----------
Gas:
  Residential.........................................          172         169        880         740
  Commercial and industrial...........................          113         104        565         499
                                                       ------------- ----------- ---------- -----------
    Subtotal..........................................          285         273      1,445       1,239
  Agency & management fees............................          (17)        (27)       (63)        (31)
                                                       ------------- ----------- ---------- -----------
    Net gas...........................................          268         246      1,382       1,208
                                                       ------------- ----------- ---------- -----------
Pipeline transportation...............................           24          24        113         118
US energy trading and marketing.......................        1,179         542      3,840       3,142
UK wholesale energy sales.............................          564         443      2,426       2,189
Other revenues, net of intercompany eliminations......          153          42        421         (55)
                                                       ------------- ----------- ---------- -----------
    Total operating revenues..........................   $    4,592    $  3,729   $ 18,289    $ 17,197
                                                       ============= =========== ========== ===========
-------------------------------------------------------------------------------------------------------
FINANCIAL STATISTICS - JUNE 2000
COMMON STOCK DATA:
Shares outstanding - end of period (millions).............................................         264
Book value per share - end of period......................................................      $29.73
Return on average common stock equity.....................................................        14.2%
Dividends declared as a percent of net income.............................................        56.9%

CAPITALIZATION RATIOS (end of period):
Long-term debt............................................................................        61.7%
Preferred securities of subsidiary trusts.................................................         5.8
Preference and preferred stock............................................................         2.0
Common stock equity.......................................................................        30.5
                                                                                            -----------
    Total.................................................................................       100.0%
                                                                                            ===========
-------------------------------------------------------------------------------------------------------

* Includes volumes and revenues of Westar/Kinetik Energy from the date of acquisition on February 24, 1999.

Forward-Looking Statements

               This report and other presentations made by TXU contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Although TXU believes that in making any such statement its expectations are based on reasonable assumptions, any such statement involves uncertainties and is qualified in its entirety by reference to factors contained in the Forward-Looking Statements sections of Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in TXU's Annual Report on Form 10-K for the year December 31, 1999 and of Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations in TXU's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000, that could cause the actual results of TXU to differ materially from those projected in such forward-looking statements.

               Any forward-looking statement speaks only as of the date on which such statement is made. TXU does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time. It is not possible for TXU to predict all of such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        TXU CORP.

                                        By: /s/ Jerry W. Pinkerton
                                           -------------------------------------
                                           Name:  Jerry W. Pinkerton
                                           Title: Controller and Principal
                                                  Accounting Officer

Date:   July 31, 2000